                CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated September 7, 2001, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-25364 and 811-01415) of Alliance Global Small Cap Fund, Inc.



ERNST & YOUNG LLP

New York, New York
January 28, 2002




































00250176.AR9